SEPARATION AND GENERAL RELEASE OF CLAIMS AGREEMENT

Kaman Aerospace Corporation, a Connecticut corporation (“Company”) on behalf of itself, its subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders and agents, individually and in their official capacities (collectively, the “Company Group”) and Darlene R. Smith, on behalf of herself, her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Agreement as “Employee”), enter into this Separation and General Release of Claims Agreement (“Agreement”) and agree as set forth herein effective July 5, 2022 (“Effective Date”). The Company and the Employee are each referred to herein as a “Party” and collectively the “Parties”.

1.    Separation From Employment.

(a)    Employee’s last day of full-time, active employment with the Company will be January 4, 2023 (“Separation Date”). After the Separation Date, the Employee will not represent herself as being an employee, officer, agent, or representative of the Company, the Company Group, or any of their respective subsidiaries or corporate affiliates for any purpose. Except as otherwise set forth in this Agreement, including the consideration described in Section 2 herein, the Separation Date is the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Company, including coverage under any benefit plans or programs sponsored by the Company, as of the Separation Date; and

(b)    Effective on the Separation Date the Employee shall and hereby does relinquish and resign from, any and all offices, committee memberships, fiduciary capacities and positions held with or on behalf of the Company, the Company Group, and their respective subsidiaries, affiliates and divisions, including without limitation, the following:

•Kaman Aerospace Corporation
•Kaman EMEA, Inc.
•Kaman Precision Products, Inc.

(c)    From the Effective Date through the Separation Date, Employee will assume the title and responsibilities of Vice President and General Manager, Kaman Precision Products and shall receive the same level of base salary, incentive compensation and benefits, respectively, which were in effect immediately prior to the Effective Date.

2.    Consideration.

(a)    In consideration for Employee’s (i) timely execution of this Agreement and non-revocation of the same, (ii) full compliance with this Agreement, including Employee’s waiver and release of claims in Section 3 as of the Effective Date, and (iii) execution of the Reaffirmation Agreement

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substantially in the form attached hereto as Exhibit A (“Reaffirmation Agreement”) within twenty-one (21) days following the Separation Date, the Company agrees to provide the following compensation and benefits to which Employee would not otherwise be entitled:

i.    The Company shall pay Employee a lump sum payment of $291,200, less applicable withholdings (“Separation Pay”), which is equal to 52 weeks of wages.

ii.    Employee shall be eligible for the annual cash incentive award for the full 2022 performance year under the Kaman Corporation Management Incentive Plan, payable at the time and upon such terms that annual cash incentive awards are paid to other senior executives following the Board of Directors approval in 2023.

i.    Commencing upon the Separation Date and continuing for 18 months, through July 4, 2024, the Company will pay the premiums for medical, dental, vision care, and MERP coverage elected by the Employee under COBRA which cover her (and her eligible dependent), subject to the Employee’s completion of applicable enrollment paperwork mailed directly by Kaman’s, third party COBRA administrator, WEX, Inc. In the event the Employee obtains other employment that offers substantially similar or improved benefits, as to any particular medical, dental or vision plan, such continuation of coverage by the Company will cease.  The continuation of benefits under this section shall reduce and count against the Employee’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).  The Employee and the Company intend that the benefits described in this section shall not constitute deferral of compensation.

ii.    The Company will vest as of the Separation Date Employee’s unvested restricted stock awards and unvested non-statutory stock options, respectively, granted under the MIP.

iii.    Notwithstanding any provision of the MIP to the contrary, the unexercised portions of the Employee’s vested non-statutory options granted under the MIP may be exercised within the period of five (5) years succeeding the Separation Date but in no event later than the original expiration date.

iv.    The number of performance share units (PSUs) earned for which the performance period has not yet completed as of the Separation Date shall be determined at the end of each respective performance period in accordance with the Company’s actual financial performance, and the earned PSUs,

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if any, shall become vested on a pro rata basis by multiplying a fraction, the numerator of which shall be the number of calendar days from the beginning of the performance period to the date of the Separation Date and the denominator of which shall be the total number of calendar days during the Performance Period.

v.    Employee shall be eligible for participation in the Company’s Deferred Compensation Plan for the entire 2022 calendar year, including eligibility for any supplemental deferred compensation contribution from the Company.

vi.    In addition, the Company shall pay the Employee an additional amount of $10,000, less applicable withholdings, representing reimbursement for executive outplacement agency services the Employee may incur.

(b)    Employee shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by her to any federal, state, local or regional taxing authority as a result of any consideration that Employee receives under this Agreement. The Parties agree that the Company shall withhold federal, state and municipal taxes from payments made to Employee under this Agreement, as required by applicable law.

(c)    In the event that Employee dies prior to the Separation Date, the consideration provided for in this Paragraph 2 and its subparagraphs shall become due and payable to Employee’s estate.

(d)    The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing and not revoking this Agreement and the general release contained herein and for complying with the terms of this Agreement. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement.

(e)    If Employee applies for unemployment benefits after the Separation Date, the Company shall not actively contest it. However, the Company will respond truthfully, completely, and timely to any inquiries by the applicable unemployment commission concerning the termination of Employee’s employment.

3.    General Release, Claims Not Released and Related Provisions.

(a)    General Release of Claims. In exchange for the consideration provided in

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this Agreement and except as provided herein, the Employee and the Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company Group, including each member of the Company Group’s parents, subsidiaries, divisions, affiliates, predecessors, successors, and assigns, and all of their respective current and former employees, attorneys, officers, directors, shareholders and agents, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries, in their corporate and individual capacities (collectively, the “Releasees”) from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively, “Claims”), whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Agreement, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

i.    any and all Claims under the following laws and their respective implementing regulations that may be legally waived and released: Title VII of the Civil Rights Act of 1964, as amended; Sections 1981 through 1988 of Title 42 of the United States Code; the Civil Rights Act of 1991; the Employee Retirement Income Security Act of 1974 (ERISA), as amended (with respect to unvested benefits); the Immigration Reform and Control Act of 1986; the Americans with Disabilities Act of 1990, as amended; the Rehabilitation Act of 1973; the Age Discrimination in Employment Act of 1967 (ADEA), as amended; the Worker Adjustment and Retraining Notification (WARN) Act, as amended; the Occupational Safety and Health Act, as amended; the Uniform Services Employment and Reemployment Rights Act (USERRA); the Fair Credit Reporting Act, as amended; the Sarbanes-Oxley Act, to the extent permitted by law; the Dodd-Frank Wall-Street Reform and Consumer Protection Act, to the extent permitted by law; the Family and Medical Leave Act of 1993, as amended; the Equal Pay Act of 1963, as amended; the National Labor Relations Act (NLRA); and the Genetic Information Nondiscrimination Act of 2008 (GINA), as amended;

ii.    any and all Claims under any federal, state, local, municipal, foreign or other law, rule, regulation, code, ordinance or other source of legal rights that may be legally waived and released,

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including but not limited to the Connecticut Human Rights and Opportunities Act, which includes the Connecticut Fair Employment Practices Act, the Connecticut Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers Compensation Claim, the Connecticut Equal Pay Law, the Connecticut Family and Medical Leave Law, the Connecticut Whistleblower Law, the Connecticut Age Discrimination and Employee Benefits Law, the Connecticut Electronic Monitoring of Employees Law, the Connecticut Wage Laws, the Connecticut OSHA, the Connecticut Reproductive Hazards Law, the Connecticut AIDS Testing and Confidentiality Law, the Connecticut Statutory Provision Regarding Protection of Social Security Numbers and Personal Information, the Connecticut Statutory Provision Regarding Concerning Consumer Privacy and Identity Theft, the Connecticut Paid Sick Leave law, the Connecticut Wage laws, the Connecticut Drug Testing law, the Connecticut Whistleblower law, the Connecticut Free Speech law, the Connecticut Electronic Monitoring of Employees law, the Connecticut law preventing the use of credit scores by certain employers in hiring decisions, the Tennessee Human Rights Act (THRA), the Tennessee Disability Act (TDA) and the Tennessee Public Protection Act (TPPA); and

iii.    any and all Claims under any public policy, contract (oral or written, express or implied), tort or common law;

iv.    any and all Claims under any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs;

v.    any and all Claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

vi.    any and all Claims arising under tort, contract, and quasi- contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

vii.    any and all Claims for monetary or equitable relief, including

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but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs, and disbursements, punitive damages, liquidated damages, and penalties.

(b)    Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to Employee in this Agreement, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of Employee’s execution of this Agreement arising under the Age Discrimination in Employment Act (“ADEA”), as amended, and its implementing regulations. By signing this Agreement, Employee hereby acknowledges and confirms that:

i.    Employee has read this Agreement in its entirety and understands all of its terms;

ii.    by this Agreement, Employee has been advised in writing of the right to consult with an attorney of Employee’s choosing before executing this Agreement;

iii.    Employee knowingly, freely, and voluntarily assents to the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it;

iv.    Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which Employee is otherwise entitled;

v.    Employee was given at least twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of Employee’s choice, although Employee may sign it sooner if desired and changes to this Agreement, whether material or immaterial, do not restart the running of the 21-day period;

vi.    Employee understands that she has seven (7) days from signing this Agreement to revoke the release in this paragraph by delivering notice of revocation to Shawn G. Lisle, Senior Vice President and General Counsel, Kaman Corporation, 1332 Blue Hills Drive, Bloomfield, CT 06002 by email to Shawn.Lisle@kaman.com or by overnight delivery before the end of such seven-day period;

vii.    Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise

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after Employee signs this Agreement; and
viii.    this Agreement shall not become effective until the eighth (8th) day after Employee and the Company sign, without revoking, this Agreement (the “Expiry Date”). No payment due to Employee under this Agreement shall be made or begin before the Expiry Date.

(c)    Claims Not Released. Nothing in this Agreement, including the general release and waiver of claims, excludes, and Employee does not waive, release, or discharge: (1) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although Employee waives any right to monetary relief related to such a charge or administrative complaint to the extent permitted by applicable law; (2) claims which cannot be waived by law, such as but not limited to claims for unemployment benefit rights and workers’ compensation; (3) indemnification rights Employee has against the Company Group; and (4) any rights to vested benefits, such as pension, retirement, equity, or welfare benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

(d)    Company Group Release of Employee.    In exchange for Releasors’
waiver and release of Claims against the Releasees, Employer and Company Group each expressly waive, release and discharge any and all claims, demands, causes of action, obligations, judgments, damages and liabilities against Employee that may be waived, released and discharged by law with the exception of claims, demands, causes of action, obligations, judgments, damages and liabilities arising out of or attributable to: (i) intentional malicious acts or material omissions by Employee taking place after the Parties’ execution of this Agreement; (ii) Employee’s breach of any terms and conditions of this Agreement; and (iii) any criminal activities involving fraud or theft by Employee during Employee’s employment with Employer and for which Employee is convicted by a court of law.

4.    Acknowledgments and Affirmations.    Employee specifically understands,
acknowledges, affirms, and agrees that:

(a)    Employee has not filed, caused to be filed, or presently is a party to any claim against Releasees;

(b)    Except as expressly provided herein, Employee has been paid and/or has received all compensation, wages, bonuses, severance, commissions, incentive compensation and/or benefits that are due and payable to Employee under the terms of any agreement, policy, practice, program or plan;

(c)    Employee has been granted all leaves to which Employee was entitled

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under the Family and Medical Leave Act or related state or local leave or disability accommodation laws;

(d)    Employee has no known workplace injuries or occupational diseases;

(e)    Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud;
(f)    All of the Company’s decisions regarding Employee’s pay and benefits through the Separation Date were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law;

(g)    Employee has read this Agreement in its entirety and understands all of its terms;

(h)    Employee has been advised to consult with an attorney before executing this Agreement;

(i)    Employee knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants contained in it;

(j)    Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled; and

(k)    Employee is not waiving or releasing rights or claims that may arise after the Employee signs this Agreement.

5.    Obligations and Covenants Regarding Confidential Information.

(a)    Acknowledgements.

i.    Employee understands, acknowledges, affirms, and agrees that the intellectual services Employee provided to the Company Group are unique, special, or extraordinary.

ii.    The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Company Group’s legitimate business interests in its Confidential Information and goodwill and in the Employee’s unique, special, or extraordinary services. The Employee further understands and acknowledges that the Company Group’s ability to reserve these for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company Group and that the Company Group

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would be irreparably harmed if the Employee violates the restrictive covenants below.

(b)    Confidential Information.

i.    Employee understands, acknowledges, affirms, and agrees that during the course of Employee’s employment by the Company, Employee has had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Company Group and Company Group’s existing and prospective customers, suppliers, investors and other associated third parties (“Confidential Information”). Employee further understands and acknowledges that this Confidential Information and Company Group’s ability to reserve it for the Company Group’s exclusive knowledge and use is of great competitive importance and commercial value to the Company Group, and that any improper use or disclosure of the Confidential Information by Employee might cause the Company Group to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

ii.    For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, strategic plans, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, specifications, customer information, customer lists, distributor lists, and buyer lists or of any

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existing or prospective customer, supplier, investor or other associated third party of the Company Group, or of any other person or entity that has entrusted information to the Company Group in confidence.

iii.    The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

iv.    The Employee understands and agrees that Confidential Information developed by Employee in the course of Employee’s employment with Company shall be subject to the terms and conditions of this Agreement as if Company furnished the same Confidential Information to Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to Employee, provided that such disclosure is through no direct or indirect fault of Employee or any person(s) acting on Employee’s behalf.

(c)    Employee Covenants Regarding Disclosure and Use. Employee agrees and covenants:

i.    To treat all Confidential Information as strictly confidential;

ii.    Not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever, including other employees of Company Group who do not have a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of Company Group except as required in the performance of any of Employee’s remaining authorized employment duties to Company and only with the prior consent of an authorized officer acting on behalf of Company Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and

iii.    Not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control

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of Company Group, except as required in the performance of any of Employee’s remaining authorized employment duties to Company or with the prior consent of an authorized officer acting on behalf of Company in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. Employee shall promptly provide written notice of any such order to an authorized officer of Company.

iv.    That Employee’s obligations under this Agreement with regard to any particular Confidential Information shall commence immediately and shall continue during and after Employee’s employment by Company until such time as such Confidential Information has become public knowledge other than as a result of Employee’s breach of this Agreement or breach by those acting in concert with Employee or on Employee’s behalf.

(d)    Permitted Disclosures.

i.    Nothing in this Agreement prohibits or prevents Employee from filing a charge with, or participating, testifying, or assisting in, any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency, nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies.

ii.    Nothing in this Agreement prohibits or restricts Employee (or Employee’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal or state regulatory authority (“Government Agencies”). Employee further understands that this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies without notice to the Company. This Agreement does not limit Employee’s right to receive an award for

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information provided to any Government Agencies.

iii.    Nothing in this Agreement in any way prohibits or is intended to restrict or impede Employee from discussing the terms and conditions of her employment with co-workers or exercising protected rights under Section 7 of the National Labor Relations Act or exercising protected rights to the extent that such rights cannot be waived by agreement, or otherwise disclosing information as permitted by law.

(e)    Notice of Immunity Under the Defend Trade Secrets Act of 2016.
Notwithstanding any other provision of this Agreement:

i.    Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

ii.    If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

6.    Non-Solicitation and Non-Competition Covenant. In recognition of the consideration provided for in this Agreement and the Confidential Information Employee had access to during and a result of her employment by the Company, and continuing for a period of twelve (12) months following the Separation Date:

(a)    Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of, any person then employed by the Company or its affiliates.

(b)    Employee agrees and covenants not to directly or indirectly solicit, contact (including but not limited to e-mail, regular mail, express mail, telephone, telefax, and/or instant message), attempt to contact or meet with the current or former customers of Company or its affiliates for purposes of offering or accepting goods or services similar to or competitive with those offered by Company or its affiliates. This restriction shall only apply to: (1) current or former customers that Employee contacted in any way through the Separation Date; (2) current or former customers about whom Employee has trade secret, confidential or non-public information; and (3) current or former customers about whom Employee has information that is not available publicly.

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(c)    Employee agrees and covenants not to engage in Prohibited Activity with, on behalf of, or for the benefit of (1) any business enterprise engaged in the design, development, manufacture or sale of advanced-technology manned and unmanned air vehicles, (2) any business enterprise engaged in the design, development, manufacture or sale of fuzing, safe and arm, or flight termination products and systems, or (3) any business enterprise engaged in the design, development, manufacture or sale of high performance displacement, speed, or detection measurement (individually and collectively, “Prohibited Entities”).

i.    For purposes of this non-compete clause, “Prohibited Activity” includes activity that may require or inevitably require disclosure of trade secrets, proprietary information or Confidential Information. “Prohibited Activity” is limited to knowledge, functions, services or responsibilities substantially similar to those that Employee had knowledge about, performed, or for which Employee was responsible while employed by the Company.

ii.    Nothing in this Paragraph 9 shall prohibit Employee from purchasing or owning less than five percent (5%) of the publicly traded securities of any corporation; provided that such ownership represents a passive investment and that Employee is not a controlling person of, or a member of a group that controls, such corporation.

iii.    This Paragraph 9 does not, in any way, restrict or impede Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency; provided that such compliance does not exceed that required by the law, regulation or order. Employee shall promptly provide written notice of any such order to Megan Morgan, VP, and Chief Human Resources Officer, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002.

The Company may, in its sole discretion, elect to waive, reduce or modify the non-competition and/or non-solicitation provisions set forth in this Paragraph 7; however, Employee understands that the Company is under no obligation to waive, reduce or modify the scope, nature, duration or extent of the obligations set forth in this Paragraph 7. Any request by Employee for such a waiver, reduction, or modification must made in writing and in advance of any Prohibited Activity and be delivered to Megan Morgan, VP and Chief Human Resources Officer, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002, with a copy delivered to General Counsel, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002.

7.    Confidentiality of Agreement.    The Employee agrees not to disclose any
information regarding the underlying facts leading up to or the existence or substance of this

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Agreement, including the dollar amounts herein, except to her spouse or civil union partner (if applicable), tax advisor, financial consultant and/or an attorney with whom she chooses to consult regarding her consideration of this Agreement or pursuant to court order, subpoena or as otherwise required by law. Employee represents that she has instructed or will instruct her spouse or civil union partner (if applicable), tax advisor, financial consultant and/or an attorney to keep the dollar amounts, other consideration, and all the terms of this Agreement in strictest confidence and to not disclose them to anyone.

8.    Return of Property.

(a)    Employee agrees that she will return all of the Company Group’s property, documents, and any Confidential Information in her possession or control, including but not limited to her Company-issued computer, software, telephones, books, records, electronically stored files and documents, physical files and documents, employee identification cards, manuals, hotspot device(s), tokens, keys, access badge(s), credit cards, access codes, and passwords no later than the Separation Date.

(b)    Nothing in this Paragraph 8 will prevent Employee from retaining any documents in Employee’s possession or control concerning Employee’s employee benefits and Employee’s compensation.

(c)    Immediately upon Employee’s execution of this Agreement, Employee shall promptly delete all Confidential Information from any computer hard drive, computer system, tablet, memory stick, flash drive, mobile phone, camera or similar devices within Employee’s possession or control that is not located on Company’s premises.

(d)    Employee affirms that she is in possession of all of her personal property that she had at the Company’s premises and that the Company is not in possession of any of her personal property.

9.    Nondisparagement. Employee and the Company (for purposes of this Section 9,
“the Company” shall mean only the officers and directors of the Company Group and not any other employees) each agree not to make any public statements that disparage the other party, or in the case of the Company, its respective affiliates (including parents and subsidiaries), officers, directors, products or services. Notwithstanding the foregoing, statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) or otherwise as required by law shall not be subject to this Section 9. This Paragraph 9 does not in any way restrict or impede Employee from exercising protected rights, including rights under the National Labor Relations Act (NLRA) or the federal securities laws, including the Dodd-Frank Act, to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such

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compliance does not exceed that required by the law, regulation, or order. Employee shall promptly provide written notice of any such order to Shawn Lisle, Senior Vice President and General Counsel, Kaman Corporation, 1332 Blue Hills Avenue, Bloomfield, CT 06002.

10.    Reformation and Severability. In the event that any provision of this Agreement is held in any jurisdiction to be invalid, prohibited, or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity, or enforceability of such provision in any other jurisdiction. Regardless of the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable, in such jurisdiction, it shall as to such jurisdiction be either automatically deemed to be so narrowly drawn, or any court of competent jurisdiction is hereby authorized to redraw it in that manner, without invalidating the remaining provisions of this Agreement in any other jurisdiction.

11.    No Waiver. Waiver by the Company of any breach of this Agreement shall not constitute a waiver of any succeeding breach or a modification or waiver of the particular provision(s) so breached.

12.    Equitable Remedies. Employee acknowledges that the restrictions contained in this
Agreement are necessary to protect trade secrets and to protect the business and goodwill of the Company and its affiliates and are considered to be reasonable for such purposes. Employee agrees that any breach of this Agreement is likely to cause the Company or the Company Group substantial and irrevocable damage that is difficult to measure. Therefore, in the event of any breach or threatened breach, the Employee agrees that the Company and/or the Company Group, in addition to such other remedies which may be available, shall have the right to seek a temporary or permanent injunction of other equitable relief from a court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. Any equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages, or other available relief.

The Parties mutually agree that this Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

13.    Governing Law, Interpretation and Jurisdiction. This Agreement shall be governed and conformed in accordance with the laws of the State of Connecticut without regard to its conflict of laws provision. The Parties agree that the courts of the State of Connecticut situated in Hartford County, Connecticut shall be the exclusive forum for any disputes between the Employee and the Company. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement or to seek any damages for breach. In the event any provision of this Agreement is declared to be illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

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14.    Cooperation. The Parties agree that certain matters in which the Employee has been involved during the Employee’s employment may need the Employee’s cooperation with the Company Group in the future. Accordingly, for a period of three (3) months after the Separation Date, to the extent reasonably requested by the Company, the Employee shall cooperate with the Company in connection with matters arising out of the Employee’s service to the Company; provided that the Company shall make reasonable efforts to minimize disruption of the Employee’s other activities. The Company shall reimburse the Employee for reasonable expenses incurred in connection with this cooperation and, to the extent that the Employee is required to spend substantial time on such matters, the Company shall compensate the Employee at an hourly rate of $200 per hour.

15.    Non-admission of Wrongdoing. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by the Company or the Releasees of wrongdoing or noncompliance with any federal, state, city, or local rule, ordinance, constitution, statute, contract, public policy, wage and hour law, wage payment law, tort law, common law, or any other unlawful conduct, liability, wrongdoing, or breach of any duty whatsoever. The Company specifically disclaims and denies any wrongdoing or liability to Employee.

16.    Amendment. This Agreement may not be modified, altered or changed except in writing and signed by both Parties wherein specific reference is made to this Agreement.

17.    Assignment. To the extent permitted by state law, the Company may assign this
Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company. The Employee shall not assign this Agreement or any part hereof. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

18.    Entire Agreement. This Agreement sets forth the entire agreement between the
Parties hereto, and fully supersedes any prior agreements or understandings between the Parties; provided, however, that this Agreement is intended to supplement, and not supersede, any signed written agreements entered into by Employment during Employee’s employment with the Company regarding the protection of trade secrets and confidential information. Employee acknowledges that Employee has not relied on any representations, promises, understandings, course of conduct or agreements of any kind made to Employee in connection with Employee’s decision to accept this Agreement, except for those set forth in this Agreement.
19.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT. IF EMPLOYEE SIGNS THE AGREEMENT, SHE MUST

Employee Initials /s/ DS                                 Page 16 of 25

PERSONALLY DELIVER THE SIGNED AGREEMENT TO SHAWN G. LISLE, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002.

EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO SHAWN G. LISLE AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO SHAWN G. LISLE, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 0600 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS AGREEMENT. THIS AGREEMENT SHALL BECOME FINAL AND BINDING ON THE EIGHTH (8TH) DAY FOLLOWING EMPLOYEE’S EXECUTION PROVIDED EMPLOYEE HAS NOT REVOKED SAME.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

The Parties knowingly and voluntarily sign this Agreement as of the last date set forth below:

Kaman Aerospace Corporation

/s/ Darlene Smith	By: /s/ Heather Giordano
Darlene R. Smith	Typed Name: Heather Giordano
Title: Vice President, Human Resources

Dated: 7/7/2022	Dated: 7/7/2022

Employee Initials /s/ DS                                 Page 17 of 25

EXHIBIT A REAFFIRMATION AGREEMENT
This Reaffirmation Agreement (“Reaffirmation”) is made by and between Darlene R. Smith, on behalf of herself, her heirs, executors, administrators, successors, and assigns (collectively referred to throughout this Reaffirmation as “Employee”) and Kaman Aerospace Corporation, on behalf of itself, its affiliates, subsidiaries, divisions, and each of their successors and assigns (the “Company”) after Employee’s Separation Date. Employee reaffirms that certain Separation and General Release of Claims Agreement dated as of     , 2023, by and between herself and the Company (“Separation Agreement”). Capitalized terms used in this Reaffirmation and not otherwise defined herein shall have the meaning ascribed thereto in the Separation Agreement.

WHEREAS, the Company and Employee agreed to the Separation Agreement under which Employee concluded her employment with the Company, pursuant to which this Reaffirmation Agreement was included and incorporated therein; and

WHEREAS, the Company and Employee agreed to execute this Reaffirmation Agreement, which provides for certain consideration to be paid to Employee as described in the Separation Agreement and which further sets forth an agreement regarding the Company’s and Employee’s rights and obligations with respect to each other following the Separation Date.

NOW THEREFORE, in consideration of the mutual covenants contained in this Reaffirmation Agreement, the Company and Employee agree as follows:

1.    Separation Date. Employee's Separation Date from the Company was January 4,
2023.

2.    Consideration. In consideration of Employee’s agreement to be bound by the terms of this Reaffirmation Agreement, and Employee’s compliance with the promises made herein, the Company agrees that, following Employee’s execution and non-revocation of this Reaffirmation Agreement, Company shall provide Employee with the consideration set forth in Paragraph 2 of the Separation Agreement.

3.    No Consideration Absent Execution of this Reaffirmation.    Employee
understands and agrees that she would not receive the consideration set forth in Paragraph 2 of the Separation Agreement, except for her execution of this Reaffirmation Agreement and the fulfillment of the promises contained herein.

4.    General Release of Claims. Specifically, and without limitations to the continuing enforceability of other provisions of the Separation Agreement, in exchange and as a condition precedent to Employee’s receipt of the consideration set forth in Paragraph 2 of the Separation Agreement, Employee and the Employee’s heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively referred to throughout the remainder of this Reaffirmation Agreement as, the “Releasors”) knowingly and voluntarily release and forever discharge the Company, its affiliates, subsidiaries, divisions, predecessors, insurers, successors
Employee Initials ______                                Page 18 of 25

and assigns, and each of their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Reaffirmation Agreement as “Releasees”), of and from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever (collectively referred to throughout the remainder of this Reaffirmation Agreement as “Claims”) known and unknown, asserted or unasserted, which Employee has or may have against Releasees as of the date of execution of this Reaffirmation Agreement, including, without limitation, any claims under any federal, state, local, or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee’s hire, benefits, employment, termination, or separation from employment with the Company and any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter, including, but not limited to:

a.    any and all claims under Title VII of the Civil Rights Act of 1964, as amended, Sections 1981 through 1988 of Title 42 of the United States Code, the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended (with respect to unvested benefits), the Immigration Reform and Control Act of 1986, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Occupational Safety and Health Act, as amended, to the extent permitted by law, the Fair Credit Reporting Act, as amended, the Sarbanes-Oxley Act, to the extent permitted by law, the Dodd-Frank Wall-Street Reform and Consumer Protection Act, to the extent permitted by law, the Family and Medical Leave Act of 1993, as amended, the Equal Pay Act of 1963, as amended, and the Genetic Information Nondiscrimination Act of 2008 (“GINA”), as amended;

b.    any state, local, municipal, foreign or other law, rule, regulation, code, ordinance or other source of legal rights that may be legally waived and released, including but not limited to the Connecticut Human Rights and Opportunities Act, which includes the Connecticut Fair Employment Practices Act, the Connecticut Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers Compensation Claim, the Connecticut Equal Pay Law, the Connecticut Family and Medical Leave Law, the Connecticut Whistleblower Law, the Connecticut Age Discrimination and Employee Benefits Law, the Connecticut Electronic Monitoring of Employees Law, the Connecticut Wage Laws, the Connecticut OSHA, the Connecticut Reproductive Hazards Law, the Connecticut AIDS Testing and Confidentiality Law, the Connecticut Statutory Provision Regarding Protection of Social Security Numbers and Personal Information, the Connecticut Statutory Provision Regarding Concerning Consumer Privacy and Identity Theft, the Connecticut Paid Sick Leave law, the Connecticut Wage laws, the Connecticut Drug Testing law, the Connecticut Whistleblower law, the Connecticut Free Speech law, the Connecticut
Employee Initials ______                                Page 19 of 25

Electronic Monitoring of Employees law, and the Connecticut law preventing the use of credit scores by certain employers in hiring decisions;

c.    any and all claims under any public policy, contract (oral or written, express or implied), tort or common law;

d.    any and all claims under any statute, common law, agreement or other basis for seeking or recovering any costs, fees or other expenses, including but not limited to attorneys’ fees and/or costs;

e.    any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

f.    any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress; and

g.    any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs, and disbursements.

5.    Specific Release of ADEA Claims. In furtherance of the consideration provided to Employee, the Releasors hereby irrevocably and unconditionally fully and forever waive, release, and discharge the Releasees from any and all Claims, whether known or unknown, from the beginning of time to the date of the Employee’s execution of this Reaffirmation Agreement arising under the Age Discrimination in Employment Act (“ADEA”), as amended, and its implementing regulations. By signing this Reaffirmation Agreement, Employee hereby acknowledges and confirms that:

a.    Employee has read this Reaffirmation Agreement in its entirety and understands all of its terms;

b.    Employee has been advised in writing of the right to consult with an attorney of Employee’s choosing before executing this Reaffirmation Agreement;

c.    the Employee knowingly, freely, and voluntarily assents to all of the terms and conditions set out in this Reaffirmation Agreement including, without limitation, the waiver, release, and covenants contained in it;
Employee Initials ______                                Page 20 of 25

d.    the Employee is executing this Reaffirmation Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

e.    the Employee was given at least twenty-one (21) days to consider the terms of this Reaffirmation Agreement and consult with an attorney of the Employee’s choice, although the Employee may sign it sooner if desired and changes to this Reaffirmation Agreement, whether material or immaterial, do not restart the running of the 21-day period;

f.    the Employee understands that she has seven (7) days from signing this Reaffirmation to revoke the release in this paragraph by delivering notice of revocation to Shawn G. Lisle Senior Vice President and General Counsel, Kaman Corporation, 1332 Blue Hills Drive, Bloomfield, CT 06002 by email to Shawn.Lisle@kaman.com or by overnight delivery before the end of such seven-day period;

g.    the Employee understands that the release contained in this paragraph does not apply to rights and claims that may arise after the Employee signs this Reaffirmation Agreement; and

h.    this Reaffirmation Agreement shall not become effective until the eighth (8th) day after Employee and the Company sign, without revoking, this Reaffirmation Agreement (referred to throughout the remainder of this Reaffirmation Agreement as the “Reaffirmation Effective Date”). No payment due to Employee under this Reaffirmation Agreement shall be made or begin before the Reaffirmation Effective Date.

6.    Claims Not Released. Nothing in this Reaffirmation Agreement, including the general release and waiver of claims, excludes, and Employee does not waive, release, or discharge: (a) any right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to such a charge or administrative complaint to the extent permitted by applicable law; (b) claims which cannot be waived by law, such as but not limited to claims for unemployment benefit rights and workers’ compensation; (c) indemnification rights the Employee has against the Company; and (d) any rights to vested benefits, such as pension, retirement, equity, or welfare benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

7.    Permitted Disclosures.    Nothing in this Reaffirmation Agreement prohibits or
prevents Employee from filing a charge with, or participating, testifying, or assisting in, any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency, nor does anything in this Reaffirmation Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies.
Employee Initials ______                                Page 21 of 25

Nothing in this Reaffirmation prohibits or restricts Employee (or Employee’s attorney) from filing a charge or complaint with the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), or any other securities regulatory agency or self-regulatory authority, the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), or any other federal or state regulatory authority (referred to throughout the remainder of this Reaffirmation Agreement as the “Government Agencies”). Employee further understands that this Reaffirmation Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies without notice to the Employer. This Reaffirmation Agreement does not limit Employee’s right to receive an award for information provided to any Government Agencies.

Nothing in this Reaffirmation Agreement in any way prohibits or is intended to restrict or impede Employee from discussing the terms and conditions of her employment with co-workers or exercising protected rights under Section 7 of the National Labor Relations Act or exercising protected rights to the extent that such rights cannot be waived by agreement, or otherwise disclosing information as permitted by law.

8.    Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Reaffirmation Agreement:

a.    Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

b.    If Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose Company’s trade secrets to Employee’s attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

9.    Collective/Class Action Waiver. If any claim is not subject to release and to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Reaffirmation Agreement is a party
Employee Initials ______                                Page 22 of 25

10.    Acknowledgements and Affirmations.

a.    Employee is not waiving any rights she may have to Employee’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (b) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (c) pursue claims which by law cannot be waived by signing this Reaffirmation Agreement; and (d) enforce this Reaffirmation Agreement.

b.    Nothing in this Reaffirmation Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, or other proceeding before any federal, state, or local government agency. However, to the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies.

c.    If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Reaffirmation Agreement is a party.

d.    Employee also affirms that, except as expressly provided herein, Employee has been paid and/or has received all compensation, wages, bonuses, severance, commissions, incentive compensation and/or benefits that are due and payable to Employee under the terms of any agreement, policy, practice, program or plan.

e.    Employee affirms that Employee has been granted all leaves to which Employee was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Employee further affirms that Employee has no known workplace injuries or occupational diseases.

f.    Employee also affirms that Employee has not divulged any proprietary or confidential information of the Company and will continue to maintain the confidentiality of such information consistent with the Company’s policies, any agreement signed by Employee, including, if applicable, any proprietary information and inventions agreement, which is expressly incorporated herein by reference, and/or common law.

g.    Employee further affirms that Employee has not been retaliated against for reporting any allegations of wrongdoing by the Company or its officers, including any allegations of corporate fraud.
Employee Initials ______                                Page 23 of 25

h.    Employee affirms that all of the Company’s decisions regarding Employee’s pay and benefits through the date of Employee’s Separation Date were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law.

i.    In the event that any paragraph or provision of this Reaffirmation Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Reaffirmation Agreement and the entire Reaffirmation Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect.

11.    Entire Agreement. The Separation Agreement, which is incorporated herein, and the Reaffirmation Agreement set forth the entire agreement between Employee and Company, and fully supersede any prior agreements or understandings between Employee and Company; provided, however, that this Reaffirmation Agreement is intended to supplement, and not supersede, any signed written agreements entered into by Employee during her employment with Company regarding the protection of trade secrets and confidential information. Employee acknowledges that Employee has not relied on any representations, promises, understandings, course of conduct or agreements of any kind made to Employee in connection with Employee’s decision to accept the Separation Agreement and this Reaffirmation Agreement, except for those set forth in the Separation Agreement and this Reaffirmation Agreement.

12.    Counterparts. This Reaffirmation Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS REAFFIRMATION AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS REAFFIRMATION AGREEMENT. IF EMPLOYEE SIGNS THE REAFFIRMATION AGREEMENT, SHE MUST DELIVER THE SIGNED REAFFIRMATION AGREEMENT TO SHAWN G. LISLE, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002.

EMPLOYEE MAY REVOKE THIS REAFFIRMATION AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY EMPLOYEE SIGNS THIS REAFFIRMATION AGREEMENT. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO SHAWN G. LISLE AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR REAFFIRMATION AGREEMENT.” THE REVOCATION MUST BE PERSONALLY DELIVERED TO SHAWN G. LISLE, SENIOR VICE PRESIDENT AND GENERAL COUNSEL, KAMAN CORPORATION, 1332 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002 AND POSTMARKED WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS THIS REAFFIRMATION AGREEMENT. THIS REAFFIRMATION AGREEMENT SHALL BECOME FINAL AND BINDING ON THE EIGHTH (8TH) DAY FOLLOWING EMPLOYEE’S EXECUTION PROVIDED EMPLOYEE HAS NOT REVOKED SAME.

Employee Initials ______                                Page 24 of 25

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS REAFFIRMATION AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS REAFFIRMATION AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

The Parties knowingly and voluntarily sign this Reaffirmation Agreement as of the date(s) set forth below:

Kaman Aerospace Corporation

By: ___________________________________
Darlene R. Smith	Typed Name:
Title:

Dated:	Dated:

Note: To be signed and dated within 21 days after the Separation Date.
Employee Initials ______                                Page 25 of 25